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                                                                   EXHIBIT 99.8


                                                    VERSION 8: MOBILE HOME PARKS

PROSPECTUS

               AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

         The mortgage pass-through certificates (the "OFFERED CERTIFICATES") offered hereby and by supplements hereto (each, a "PROSPECTUS SUPPLEMENT") will be offered from time to time in one or more series (each, a "SERIES"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "CERTIFICATES". Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "TRUST FUND") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "MORTGAGE LOANS"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "MORTGAGE ASSETS"). Mobile home parks will represent security for a material concentration of the Mortgage Loans (or the mortgage loans underlying the CMBS) in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "LEASE ASSIGNMENT"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "CASH FLOW AGREEMENTS"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

                                                  (cover continued on next page)

                          -------------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE
 OFFERED CERTIFICATES. THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MASTER SERVICER, ANY SPECIAL
       SERVICER, ANY PRIMARY SERVICER, AMRESCO, INC., THE TRUSTEE, THE
       UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE
        CERTIFICATES NOR ANY ASSETS IN THE RELATED TRUST FUND WILL BE
             INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR
               INSTRUMENTALITY OR BY ANY OTHER PERSON, TO THE
                  EXTENT PROVIDED IN THE RELATED PROSPECTUS
                  SUPPLEMENT. THE ASSETS IN EACH TRUST FUND
                  WILL BE HELD IN TRUST FOR THE BENEFIT OF
                    THE HOLDERS OF THE RELATED SERIES OF
                     CERTIFICATES PURSUANT TO A POOLING
                     AND SERVICING AGREEMENT AND ONE OR
                       MORE SERVICING AGREEMENTS, OR A
                          TRUST AGREEMENT, AS MORE
                           FULLY DESCRIBED HEREIN.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
                       REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.

                          -------------------------

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE ___ HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

         Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

                          -------------------------

           THE DATE OF THIS PROSPECTUS IS                    , 199
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                                                    VERSION 8: MOBILE HOME PARKS


[To be inserted in the TABLE OF CONTENTS, immediately following "RISK FACTORS--RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGE PROPERTIES."]

Risks Particular to Mobile Home Parks . . . . . . . [page no.]
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                                                    VERSION 8: MOBILE HOME PARKS


[To be inserted under "RISK FACTORS," immediately following "RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGE PROPERTIES."]

RISKS PARTICULAR TO MOBILE HOME PARKS

         The successful operation of a Mortgaged Property operated as a mobile home park will generally depend upon the number of competing mobile home parks and other residential developments in the local market, as well as upon other factors such as its age, appearance, reputation, management and the types of services it provides.

         Mobile home parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the Mortgaged Properties constituting mobile home parks becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mortgaged Property were readily adaptable to other uses.
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                                                    VERSION 8: MOBILE HOME PARKS


[To be inserted under "DESCRIPTION OF THE TRUST FUNDS," immediately following "MORTGAGE LOANS--GENERAL."]

Mortgage Loans Secured by Mobile Home Parks

         For purposes of this discussion, mobile home parks may include mobile home parks, recreational vehicle parks or combinations thereof. Loans secured by liens on properties of these types are affected by factors not associated with loans secured by liens on other types of income-producing real estate.
The successful operation of a mobile home park will generally depend upon the number of competing mobile home parks and other residential developments in the local market (such as apartment buildings, other manufactured housing communities and site-built single family homes), as well as upon other factors such as its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. Mobile home parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of a mobile home park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that mobile home park may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the mobile home park were readily adaptable to other uses.

         Certain states regulate the relationship of a mobile home park owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Mobile home park owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a mobile home owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's mobile home. Certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on mobile home parks. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol, or permit vacancy decontrol only in the relatively rare event that the mobile home is removed from the homesite. Local authority to impose rent control on mobile home parks is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.